SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Aberdeen Street Trust
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Freedom Funds®:

Fidelity Freedom Income Fund®

Fidelity Freedom 2000 Fund®

Fidelity Freedom 2010 Fund®

Fidelity Freedom 2020 Fund®

Fidelity Freedom 2030 Fund®

Fidelity Freedom 2040 Fund(sm)

Telephone Reminder Script

  I see that you have a balance in a Fidelity Freedom Fund®. Have you voted your proxy for the fund's shareholder meeting?

If yes:

Thank you very much.

If no: The shareholder meeting has been postponed to May 16 due to a lack of sufficient shareholder votes. Your participation is very important to your fund. Would you like a number to call toll free to vote your proxy ?

If yes: Please call 1 800-848-3155. Your call will be answered by a representative of D. F. King, a special proxy tabulation firm helping Fidelity® with the proxy.

If no, Thank you.

If participant says they did not receive material & they were a shareholder of record on 2/20/01, you may request a proxy package to be sent to them.

Fidelity Freedom Funds are managed by Strategic Advisers, Inc., a subsidiary of FMR Corp.

For more complete information about any of the mutual funds available through the plan, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you make your investment choices.

Fidelity Investments Institutional Services Company, Inc.

82 Devonshire Street, Boston, MA 02109

133336